AMENDMENT NO. 1 TO
AMENDMENT NO. 1 TO PRICING SUPPLEMENT              PRICING SUPPLEMENT NO. 161 TO
(TO PROSPECTUS DATED SEPTEMBER 17, 2003     REGISTRATION STATEMENT NO. 333-89136
AND PROSPECTUS SUPPLEMENT                                 DATED JANUARY 20, 2005
DATED SEPTEMBER 18, 2003)                                         RULE 424(B)(3)

                                [ABN AMRO LOGO]
                                  $5,361,000
                               ABN AMRO BANK N.V.
                          MEDIUM-TERM NOTES, SERIES A
                            SENIOR FIXED RATE NOTES
                    FULLY AND UNCONDITIONALLY GUARANTEED BY
                             ABN AMRO HOLDING N.V.
                                ________________

        CALLABLE CMS RATE RANGE ACCRUAL SECURITIES DUE JANUARY 21, 2020

                                   AMENDMENT

     The purpose of this Amendment No. 1 to the accompanying Pricing Supplement No. 166, dated January 18, 2005, is to amend the Pricing Supplement as follows:

     (1) Delete the word "business" in the last line under "Optional Redemption" on the front cover page of the Pricing Supplement; and

     (2) Replace the words "Business Days" with the words "calendar days" in the last sentence under the section entitled "Redemption" on page PS-16 of the Pricing Supplement.



January 20, 2005